Exhibit 99.1

News
CapitalSource Inc.

4445 Willard Avenue
Twelfth Floor
Chevy Chase, MD 20815

FOR IMMEDIATE RELEASE

For information contact:
Investor Relations:	Media Relations:
Dennis Oakes	Michael E. Weiss
Vice President — Investor Relations	Director of Communications
(212) 321-7212	(301) 841-2918
CAPITALSOURCE REPORTS FOURTH QUARTER AND FULL YEAR 2007 RESULTS
•	Quarterly Dividend of $0.60 Per Share Projected for 2008
•	Strong and Stable Credit Performance
•	Liquidity Increased to $3.4 Billion of Undrawn Capacity in Credit Facilities
•	No Funding Issues Throughout Capital Markets Disruption
•	Adjusted Earnings Per Diluted Share of $0.51 for the Quarter and $2.32 for the Full Year 2007
Chevy Chase, MD, February 21, 2008 — CapitalSource Inc. (NYSE: CSE) today announced financial results for the fourth quarter and year ended December 31, 2007. Adjusted Earnings for the quarter were $108.3 million, or $0.51 per diluted share. Full year 2007 Adjusted Earnings increased 5% from the prior year to $448.2 million, or $2.32 per diluted share. Net loss for the quarter was ($15.0) million, or ($0.07) per diluted share. Net income for the year was $176.3 million, or $0.91 per diluted share.
“The unique value of CapitalSource was evident once again this quarter as we delivered strong and stable credit, excellent liquidity and superior returns on equity in the midst of a broad and dramatic financial dislocation,” said John K. Delaney, CapitalSource Chairman and CEO. “As competitors retreat from our market, the near term prospects for high quality lending opportunities have never been better. I am both extremely pleased with how well the company continues to navigate the capital markets disruption and excited about our future prospects.”
“Given the strength and performance of our business and, in particular, credit metrics that remain at the low end of historical ranges, we declared a $0.60 per share cash dividend for the first quarter of 2008 yesterday and we are projecting a $0.60 per share quarterly cash dividend for the balance of 2008,” Delaney added.
“Our business performed well in 2007, particularly in the context of a market environment that has become difficult for many financial institutions,” said Thomas A. Fink CapitalSource CFO. “Full year Adjusted

Earnings increased 5% to $448.2 million and consolidated adjusted return on equity was 18.8%, with the Commercial Finance segment delivering a 21.5% adjusted return on equity.”
“While managing the left side of our balance sheet has always been important to us, we focus as much attention on managing the right side of our balance sheet, and this has become another area of success for CapitalSource,” added Fink. “During the fourth quarter we continued this success and enhanced our already strong liquidity levels through two term financings totaling $835 million and the continued operation of our Dividend Reinvestment and Stock Purchase Plan. We ended the quarter with undrawn credit facility capacity of $3.4 billion, up $500 million from the prior quarter. These are significant accomplishments, especially in light of current market conditions.”
“Patience and discipline will be rewarded in the current environment. We expect our growth in 2008 to be attractive but highly selective, capitalizing on the significant opportunities available to us. From our perspective, those opportunities continue to get better, with pricing, terms and structures the best I have seen since we started CapitalSource,” Delaney added. “As always, job one is to maintain ample liquidity and stable credit performance.”
Business Overview
The foundation of CapitalSource’s business model includes a focused asset strategy, low leverage, direct origination, senior debt orientation, and strong credit discipline. This model continues to be the right one for managing through the current capital markets disruption that began in June of last year. During 2007, the Company’s core middle market finance business grew 27%, producing investment income approximately 25% higher then the prior year. During the second half of the year, higher funding costs (expressed as a spread to LIBOR) significantly reduced the bottom line benefit of that growth, but net investment income was 12.9% above full year 2006.
CapitalSource continues its cautious, prudent approach to leverage and financing of the business. The Company has been proactive and conservative throughout the capital markets disruption that began in the second half of 2007, raising $743.3 million in junior capital during the third and fourth quarters of 2007, in the form of convertible debt and proceeds from the Dividend Reinvestment and Stock Purchase Plan (DRIP). This strategy has strengthened and de-levered the Company’s balance sheet, but has come at a cost in terms of a higher share count and lower Adjusted Earnings per share than anticipated.
CapitalSource continues its emphasis on improving operating leverage across the firm. On a consolidated level and in each segment of the business, operating expenses as a percentage of total assets declined substantially from 2006. A level head count and operating efficiencies throughout 2007 allowed the Company to leverage its fully built-out infrastructure and expense base. The Company expects this trend toward lower operating expenses as a percentage of assets to continue in 2008.
With these fourth quarter results, the Company initiated the separate reporting of its Healthcare Net Lease segment due to the significant growth and development of this business. The Healthcare Net Lease segment is similar to other publicly traded healthcare property REITs and is in the business of investing in income-producing healthcare facilities, principally long-term care facilities. CapitalSource has reclassified applicable comparative prior period segment information to reflect the separate reporting of the Healthcare Net Lease segment.
The Company’s consolidated net income was negatively impacted in the fourth quarter by net unrealized losses relating to interest rate swaps executed to minimize the Company’s exposure to interest rate risk in its

Commercial Finance and Healthcare Net Lease segments. CapitalSource generally has not applied hedge accounting to these swaps and, as a result, changes in the fair value of such swaps are recognized in GAAP net income, while changes in the fair value of the underlying hedged exposures are not. To correct for this asymmetry and reflect the unrealized nature of the changes in fair value of such swaps, any such unrealized losses are added to, or any unrealized gains are subtracted from, GAAP earnings for purposes of determining the Company’s adjusted Earnings.
Assets Under Management
•	Assets under management were approximately $20.9 billion as of December 31, 2007, an increase of $184.5 million from the prior quarter and an increase of $3.9 billion, or 23.1%, from December 31, 2006.
Commercial Finance Segment
•	Total commercial loans were $9.9 billion at quarter end, an increase of $238.3 million from the prior quarter and an increase of $2.0 billion, or 25.7%, from December 31, 2006.

•	Interest income was $242.5 million for the quarter, a decrease of $6.9 million from the prior quarter, primarily due to a decrease of 44 basis points in the average coupon rate of interest charged on loans (consistent with the decrease in LIBOR and prime rates during the quarter), partially offset by the increase in the average balance of our commercial loan portfolio. Full year interest income was $928.2 million, an increase of $179.2 million, or 23.9%, from the year ended December 31, 2006.

•	Net investment income was $146.1 million for the quarter, a decrease of $0.1 million from the prior quarter, primarily due to a decrease in interest income, partially offset by an increase in prepayment-related fee income. Full year net investment income was $609.0 million, an increase of $34.5 million, or 6%, from the year ended December 31, 2006.

•	Yield on average interest-earning assets was 11.12% for the quarter, a decrease of 19 basis points from the prior quarter. The decrease was primarily due to a decrease in the average coupon rate of interest charged on loans (consistent with the decrease in LIBOR and prime rates during the quarter), partially offset by an increase in prepayment-related fee income.

•	Prepayment-related fee income was $12.4 million in the quarter and contributed 49 basis points to yield, an increase of $9.2 million, or 36 basis points, from the prior quarter.

•	Provision for loan loss was $33.3 million in the quarter, bringing the total allowance for loan losses to $138.9 million or 1.28% of total commercial assets, an increase of 23 basis points from the prior quarter.

•	Cost of funds was 6.44% for the quarter, an increase of 3 basis points from the prior quarter. Overall borrowing spread to average one-month LIBOR was 1.53%, an increase of 55 basis points from the prior quarter primarily due to short-term funding market volatility and higher costs of recently completed financings.

•	Leverage, as measured by the ratio of total debt-to-equity at the end of the quarter, was 4.39x, a decrease from 4.48x at the end of the prior quarter. For historical comparison purposes, the combined leverage for the Commercial Finance segment and the Healthcare Net Lease segment at the end of the fourth quarter was 3.98x, a decrease from 4.03x at the end of the prior quarter.

•	Net finance margin, defined as net investment income divided by average interest-earning assets, was 5.79% for the quarter, a decrease of 14 basis points from the prior quarter, primarily due to a decrease in yield on average interest-earning assets.

•	Adjusted earnings contributed by the Commercial Finance segment were $88.5 million, an increase of 12.1% compared to $78.9 million in the prior quarter.
Healthcare Net Lease Segment
•	Direct real estate investments decreased $14.3 million from the prior quarter to $1.0 billion at December 31, 2007, due primarily to depreciation and the sale of one property. Direct real estate investments increased $295.3 million, or 40.9%, from December 31, 2006.

•	Operating lease income was $27.1 million for the fourth quarter, a decrease of $0.4 million from the prior quarter. Full year operating lease income more than tripled to $97.0 million from $30.7 million for the year ended December 31, 2006.

•	Adjusted earnings contributed by the Healthcare Net Lease segment were $13.0 million, an increase of 11.3% compared to $11.7 million in the prior quarter.
Consolidated Other Income
•	Gain (loss) on investments, net of $(0.2) million in the fourth quarter, improved from a loss of ($2.0) million in the prior quarter, primarily due to changes in Commercial Finance segment items including lower unrealized losses and write-downs on equity investments and an increase in dividends received, partially offset by a decrease in realized gains.

•	Other income, net of expenses of $4.3 million, improved from a loss of ($3.4) million in the prior quarter primarily due to increases in income relating to our equity interests in certain non-consolidated entities and an increase in fees arising from HUD mortgage originating services, partially offset by increased foreign currency exchange losses.

•	Gain (loss) on the residential mortgage investment portfolio was ($25.4) million in the fourth quarter or 42 basis points of the portfolio, compared to ($30.2) million in the prior quarter, primarily due to the net change in fair value of Agency MBS and related derivatives.

•	Gain (loss) on derivatives was $(31.6) million in the fourth quarter, compared to a loss of ($15.5) million in the prior quarter. These net unrealized losses were primarily due to the unrealized net change in the fair value of swaps used in hedging certain assets and liabilities to minimize the Company’s exposure to interest rate movements. We do not apply hedge accounting to these swaps. As a result, movements in the net fair value of hedging instruments are reported in Other Income (Expense), while changes in the fair value of hedged exposures are not.

Commercial Credit Metrics
•	Loans on non-accrual status, which the Company considers its primary credit metric, decreased by 2 basis points from the prior quarter to 1.57% of commercial assets.

•	Loans 60 or more days contractually delinquent increased 1 basis point from the prior quarter to 0.68% of commercial assets.

•	Net charge-offs were $6.0 million for the fourth quarter, a decrease of $21.8 million from the previous quarter. As a percentage of average commercial assets, annualized net charge-offs for the full year 2007 were 58 basis points, a decrease of 8 basis points from the prior year.
Funding and Liquidity
•	During the quarter, the Company raised $207.0 million through the issuance of approximately 12.1 million shares of common stock under its Dividend Reinvestment and Stock Purchase Plan (DRIP). The Company raised approximately $714.5 million through the DRIP during the year ended December 31, 2007.

•	On October 11, 2007, the Company raised $400.0 million in a term financing using loans from the Company’s portfolio. The transaction was completed as a single tranche in a private placement and was rated A by Fitch Ratings and A2 by Moody’s Investor Service. The transaction has a one-year replenishment period during which principal collected can be invested in additional loan collateral. The note bears interest (excluding fees) at a floating commercial paper rate plus 1.10% and is prepayable by the Company at any time.

•	On November 16, 2007, the Company raised $435.0 million in a term financing using loans from the Company’s portfolio. The transaction was a private placement of multiple tranches rated AAA through A by Fitch Ratings and Aaa through A2 by Moody’s Investor Service. The sold tranches were priced at a weighted average interest rate (excluding fees) of one-month LIBOR plus 1.05%.
Income Tax Rate
•	Tax expense for the quarter and the full year as a result of earnings in the taxable REIT subsidiary was in line with expectations.

•	The overall effective tax rate in 2007, expressed as a percentage of consolidated pre-tax GAAP net income, was 33.2% due to the lower level of GAAP earnings in the Qualified REIT subsidiary resulting from depreciation of our direct real estate investments in the Healthcare Net Lease portfolio, unrealized losses on swap transactions, and mark-to-market losses on the Residential Mortgage Investment Portfolio (RMIP) business.

Adjusted Return on Equity
•	Consolidated adjusted return on average equity, defined as Adjusted Earnings divided by average GAAP equity, was 16.35% for the quarter, 15 basis points higher than the prior quarter.

•	Consolidated adjusted return on average equity was 18.83% for the full year 2007. The accompanying Financial Supplement provides a detailed reconciliation of GAAP net income to Adjusted Earnings.
Share Count
•	Weighted average shares outstanding, dilutive to Adjusted Earnings, were 211.6 million shares for the quarter ended December 31, 2007, compared to 193.6 million shares for the prior quarter.

•	For the year ended December 31, 2007, the weighted average diluted shares outstanding, dilutive to Adjusted Earnings, were 194.8 million shares compared to 171.6 million shares for the prior year.
Dividends
•	A regular quarterly cash dividend of $0.60 per common share was paid on December 31, 2007 to common shareholders of record as of December 17, 2007. The total amount of dividends per share in 2007 was $2.38.

•	Separately, CapitalSource yesterday announced a regular quarterly cash dividend on its common stock of $0.60 per share for the quarter ended March 31, 2008. It will be payable on or about March 31, 2008 to shareholders of record on March 17, 2008. The ex-dividend date is March 13, 2008.
Tangible Book Value
•	Tangible book value per share at December 31, 2007 was $11.54, an increase of 1.3% from the December 31, 2006 tangible book value per share of $11.39.

•	Tangible book value adjusted for the depreciation of direct real estate investments in the health care net lease portfolio, unrealized losses on swap transactions, and mark-to-market gains (losses) on the RMIP business was $12.28 per share at December 31, 2007, an increase of 6.0% compared to adjusted tangible book value per share of $11.59 at December 31, 2006
CapitalSource will hold an analyst and investor conference call with a simultaneous webcast February 21, 2008 at 8:30 a.m. (Eastern Time) to discuss the company’s fourth quarter and full year results. To participate, analysts and investors may call (888) 680-0893 from within United States or (617) 213-4859 from outside the United States, utilizing the pass code 85601644. Other interested parties may access a webcast of the conference call at the Investor Relations section of the CapitalSource website at www.capitalsource.com.
A telephonic replay will be available from approximately 10:30 a.m. (Eastern Time) on February 21, 2008 through February 28, 2008. Please call (888) 286-8010 from the United States or (617) 801-6888 from outside the United States with the pass code 57114740. An audio replay will also be available on the Investor Relations section of the CapitalSource website.

The Company’s fourth quarter and full year 2007 investor presentation and a transcript of the earnings conference call will be posted to the Investor Relations section of the CapitalSource website on February 21, 2008.
About CapitalSource
CapitalSource (NYSE: CSE) is a leading commercial lending, investment and asset management business focused on the middle market. CapitalSource manages an asset portfolio which as of December 31, 2007 was approximately $20.9 billion. Headquartered in Chevy Chase, Maryland, the Company had approximately 560 employees as of December 31, 2007 in offices across the U.S. and in Europe. For more information, visit http://www.capitalsource.com.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “project,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results, market conditions, business opportunities, dividend projections, operating expenses, growth, competition, liquidity and credit performance) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: changes in economic conditions; continued disruptions in credit and other markets; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; extended disruption of vital infrastructure; and other factors described in reports filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this news release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

CapitalSource Fourth Quarter and Full Year 2007 – Financial Supplement
Table of Contents

Consolidated Balance Sheets	9

Consolidated Statements of Income	10

Adjusted Earnings Definition	11

Adjusted Earnings Reconciliation	12-13

Segment Data	14

Selected Financial Data	15-16

Commercial Asset Portfolio	17

Credit Quality Data	18

CapitalSource Fourth Quarter and Full Year 2007 – Financial Supplement
CapitalSource Inc.
Consolidated Balance Sheets
(Unaudited)
($ in thousands)

	December 31,	September 30,	December 31,
	2007	2007	2006
ASSETS
Cash and cash equivalents	$178,699	$245,862	$396,151
Restricted cash	513,803	296,789	240,904
Mortgage-related receivables, net	2,041,917	2,092,553	2,295,922
Mortgage-backed securities pledged, trading	4,060,605	4,159,037	3,502,753
Receivables under reverse-repurchase agreements	—	26,157	51,892
Loans held for sale	94,327	352,030	26,521
Loans:
Loans	9,773,410	9,251,283	7,771,785
Less deferred loan fees and discounts	(147,089)	(132,673)	(130,392)
Less allowance for loan losses	(138,930)	(111,692)	(120,575)

Loans, net	9,487,391	9,006,918	7,520,818
Direct real estate investments, net	1,017,604	1,031,905	722,303
Investments	231,776	190,104	184,333
Other assets	414,227	351,329	268,977

Total assets	$18,040,349	$17,752,684	$15,210,574

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$3,910,027	$4,030,477	$3,510,768
Credit facilities	2,207,063	2,701,685	2,251,658
Term debt	7,255,675	6,550,232	5,809,685
Other borrowings	1,594,870	1,612,258	1,288,575
Other liabilities	444,997	322,477	200,498

Total liabilities	15,412,632	15,217,129	13,061,184

Noncontrolling interests	45,446	45,490	56,350

Shareholders’ equity:
Preferred stock (50,000,000 shares authorized; no shares outstanding)	—	—	—
Common stock ($0.01 par value, 500,000,000 shares authorized; 220,704,800, 208,540,632 and 182,752,290 shares issued, respectively; 220,704,800, 208,540,632 and 181,452,290 shares outstanding, respectively)	2,207	2,085	1,815
Additional paid-in capital	2,902,501	2,664,842	2,139,421
Accumulated deficit	(327,387)	(181,336)	(20,735)
Accumulated other comprehensive income, net	4,950	4,474	2,465
Treasury stock, at cost	—	—	(29,926)

Total shareholders’ equity	2,582,271	2,490,065	2,093,040

Total liabilities, noncontrolling interests and shareholders’ equity	$18,040,349	$17,752,684	$15,210,574

CapitalSource Fourth Quarter and Full Year 2007 – Financial Supplement
CapitalSource Inc.
Consolidated Statements of Income
(Unaudited)
($ in thousands)

	Three Months Ended
	December 31,	September 30,	December 31,	Year Ended December 31,
	2007	2007	2006	2007	2006
Net investment income:
Interest income	$333,122	$344,043	$284,932	$1,277,903	$1,016,533
Fee income .	37,974	29,338	38,385	162,395	170,485

Total interest and fee income	371,096	373,381	323,317	1,440,298	1,187,018
Operating lease income	27,079	27,490	11,568	97,013	30,742

Total investment income	398,175	400,871	334,885	1,537,311	1,217,760
Interest expense	227,547	232,754	184,907	847,241	606,725

Net investment income	170,628	168,117	149,978	690,070	611,035
Provision for loan losses	33,952	12,353	30,529	78,641	81,562

Net investment income after provision for loan losses	136,676	155,764	119,449	611,429	529,473

Operating expenses:
Compensation and benefits	40,818	38,309	34,538	157,755	135,912
Depreciation of direct real estate investments	8,928	8,924	4,118	32,004	11,468
Other administrative expenses	21,347	17,900	19,855	78,232	68,672

Total operating expenses	71,093	65,133	58,511	267,991	216,052

Other income (expense):
Diligence deposits forfeited	681	1,465	2,494	4,822	6,462
(Loss) gain on investments, net	(195)	(1,984)	6,618	20,987	12,101
(Loss) gain on derivatives	(31,554)	(15,494)	909	(46,150)	2,485
(Loss) gain on residential mortgage investment portfolio	(25,395)	(30,225)	2,308	(75,164)	2,528
Other income, net of expenses	4,312	(3,389)	2,621	20,855	13,752

Total other income (expense)	(52,151)	(49,627)	14,950	(74,650)	37,328

Noncontrolling interests expense	1,154	1,182	1,361	4,938	4,711

Net income before income taxes and cumulative effect of accounting change	12,278	39,822	74,527	263,850	346,038
Income taxes	27,312	11,557	14,187	87,563	67,132

Net income before cumulative effect of accounting change	(15,034)	28,265	60,340	176,287	278,906
Cumulative effect of accounting change, net of taxes	—	—	—	—	370

Net (loss) income	$(15,034)	$28,265	$60,340	$176,287	$279,276

Net income per share:
Basic	$(0.07)	$0.15	$0.35	$0.92	$1.68
Diluted	$(0.07)	$0.15	$0.34	$0.91	$1.65

Average shares outstanding:
Basic	210,021,621	191,976,931	174,862,656	191,697,254	166,273,730
Diluted	210,021,621	193,607,986	178,691,422	193,282,656	169,220,007

Dividends declared per share	$0.60	$0.60	$0.55	$2.38	$2.02

CapitalSource Fourth Quarter and Full Year 2007 — Financial Supplement
CapitalSource Inc.
Adjusted Earnings Definition
(Unaudited)
     We evaluate our performance based on several measures, including Adjusted Earnings. Management views Adjusted Earnings and the related per share measures as useful and appropriate supplements to net income and earnings per share. These measures serve as an additional measure of our operating performance because they facilitate evaluation of the company without the effects of certain adjustments in accordance with U.S. generally accepted accounting principles (“GAAP”) that may not necessarily be indicative of current operating performance. We define Adjusted Earnings as net income as determined in accordance with GAAP, adjusted for certain items, including real estate depreciation, amortization of deferred financing fees, non-cash equity compensation, realized and unrealized gains and losses on our residential mortgage investment portfolio and related derivatives, unrealized gains and losses on other derivatives and foreign currencies, net unrealized gains and losses on investments, provision for loan losses, charge offs, recoveries, nonrecurring items and the cumulative effect of changes in accounting principles.
     Adjusted Earnings should not be considered as an alternative to net income or cash flows from operating activities (each computed in accordance with GAAP). Instead, Adjusted Earnings should be reviewed in connection with net income and cash flows from operating, investing and financing activities in our consolidated financial statements, to help analyze how our business is performing. Adjusted Earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our Adjusted Earnings to other REITs.

CapitalSource Fourth Quarter and Full Year 2007 — Financial Supplement
CapitalSource Inc.
Adjusted Earning Reconciliation
(Unaudited)
($ in thousands, except per share data)
A reconciliation of our reported net income to Adjusted Earnings for the three months ended December 31, 2007, September 30, 2007 and December 31, 2006 and for the year ended December 31, 2007 and 2006 were as follows:

	Three Months Ended			Year Ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Net income	$(15,034)	$28,265	$60,340	$176,287	$279,276
Add:
Real estate depreciation and amortization (1)	8,557	8,570	4,118	31,785	10,323
Amortization of deferred financing fees (2)	9,961	7,491	9,012	29,783	30,842
Non-cash equity compensation	12,581	11,336	8,301	44,488	33,294
Net realized and unrealized losses on residential mortgage investment portfolio including related derivatives (3)	25,571	32,425	1,749	81,022	5,862
Unrealized loss (gain) on derivatives and foreign currencies, net	35,728	16,464	(1,274)	51,233	(1,470)
Unrealized loss on investments, net	2,946	8,452	2,014	12,615	7,524
Provision for loan losses	33,952	12,353	30,529	78,641	81,662
Recoveries (4)	—	—	—	—	—
Less:
Charge offs (5)	6,008	27,796	5,234	57,679	16,510
Non-recurring items (6)	—	—	—	—	4,725
Cumulative effect of accounting change, net of taxes	—	—	—	—	370

Adjusted earnings	$108,254	$97,560	$109,555	$448,175	$425,708

Net income per share:
Basic — as reported	$(0.07)	$0.15	$0.35	$0.92	$1.68
Diluted — as reported	$(0.07)	$0.15	$0.34	$0.91	$1.65

Average shares outstanding:
Basic — as reported	210,021,621	191,976,931	174,862,656	191,697,254	166,273,730
Diluted — as reported	210,021,621	193,607,986	178,691,422	193,282,656	169,220,007

Adjusted earnings per share:
Basic	$0.52	$0.51	$0.63	$2.34	$2.56
Diluted (7)	$0.51	$0.50	$0.61	$2.32	$2.51

Average shares outstanding:
Basic	210,021,621	191,976,931	174,862,656	191,697,254	166,273,730
Diluted (8)	211,609,633	193,607,986	181,202,240	194,792,918	171,551,972

(1)	Depreciation and amortization for direct real estate investments only. Excludes depreciation for corporate leasehold improvements, fixed assets and other non-real estate items.

(2)	Includes amortization of deferred financing fees and other non-cash interest expense.

(3)	Includes adjustments to reflect the realized gains and losses and the period change in fair value of residential mortgage-backed securities and related derivative instruments.

(4)	Includes all recoveries on loans during the period.

(5)	To the extent we experience losses on loans for which we specifically provided a reserve prior to January 1, 2006, there will be no adjustment to earnings. All charge offs incremental to previously established allocated reserves will be deducted from net income.

(6)	Represents the write-off of a $4.7 million net deferred tax liability recorded in connection with our conversion to a REIT for the year ended December 31, 2006.

(7)	Adjusted to reflect the impact of adding back noncontrolling interests expense of $1.4 million for the three months ended December 31, 2006 and $3.1 million and $4.7 million for the years ended December 31, 2007 and 2006, respectively, to adjusted earnings due to the application of the if-converted method on non-managing member units, which are considered dilutive to adjusted earnings per share, but are antidilutive to GAAP net income per share for these periods.

(8)	Adjusted to include average non-managing member units of 2,510,818 for the three months ended December 31, 2006 and 1,113,259 and 2,331,965 for the years ended December 31, 2007 and 2006, respectively, which are considered dilutive to adjusted earnings per share, but are antidilutive to GAAP net income per share for these periods.

CapitalSource Fourth Quarter and Full Year 2007 — Financial Supplement
CapitalSource Inc.
Adjusted Earning Reconciliation
(Unaudited)
($ in thousands, except per share data)
     For our Commercial Finance segment and Healthcare Lease segment a reconciliation of reported net income to Adjusted Earnings for the three months ended December 31, 2007 and September 30, 2007 were as follows:

	Three Months Ended December 31, 2007		Three Months Ended September 30, 2007
	Commercial Finance	Healthcare Net Lease	Commercial Finance	Healthcare Net Lease
Net income	$706	$4,245	$52,050	$3,286
Add:
Real estate depreciation and amortization (1)	—	8,557	—	8,570
Amortization of deferred financing fees (2)	9,007	172	6,474	(198)
Non-cash equity compensation	12,581	—	11,336	—
Net realized and unrealized losses on residential mortgage investment portfolio including related derivatives (3)	—	—	—	—
Unrealized loss (gain) on derivatives and foreign currencies, net	35,728	—	16,464	—
Unrealized loss on investments, net	2,946	—	8,452	—
Provision for loan losses	33,302	—	11,938	—
Recoveries (4)	—	—	—	—
Less:
Charge offs (5)	5,818	—	27,796	—
Non-recurring items	—	—	—	—
Cumulative effect of accounting change, net of taxes	—	—	—	—

Adjusted earnings	$88,451	$12,975	$78,917	$11,658

Net income per share:
Basic — as reported	$0.00	$0.02	$0.27	$0.02
Diluted — as reported	$0.00	$0.02	$0.27	$0.02

Average shares outstanding:
Basic — as reported	210,021,621	210,021,621	191,976,931	191,976,931
Diluted — as reported	210,021,621	210,021,621	193,607,986	193,607,986

Adjusted earnings per share:
Basic	$0.42	$0.06	$0.41	$0.06
Diluted	$0.42	$0.06	$0.41	$0.06

Average shares outstanding:
Basic	210,021,621	210,021,621	191,976,931	191,976,931
Diluted	211,609,633	211,609,633	193,607,986	193,607,986

(1)	Depreciation and amortization for direct real estate investments only. Excludes depreciation for corporate leasehold improvements, fixed assets and other non-real estate items.

(2)	Includes amortization of deferred financing fees and other non-cash interest expense.

(3)	Includes adjustments to reflect the realized gains and losses and the period change in fair value of residential mortgage-backed securities and related derivative instruments.

(4)	Includes all recoveries on loans during the period.

(5)	To the extent we experience losses on loans for which we specifically provided a reserve prior to January 1, 2006, there will be no adjustment to earnings. All charge offs incremental to previously established allocated reserves will be deducted from net income.

CapitalSource Fourth Quarter and Full Year 2007 – Financial Supplement
CapitalSource Inc.
Segment Data
(Unaudited)
($ in thousands)

	Three Months Ended December 31, 2007				Three Months Ended September 30, 2007
			Residential	Consolidated			Residential	Consolidated
	Commercial Finance	Healthcare Net Lease	Mortgage Investment	Total	Commercial Finance	Healthcare Net Lease	Mortgage Investment	Total
Net investment income:
Interest income	$242,550	$581	$89,991	$333,122	$249,485	$487	$94,071	$344,043
Fee income	37,974	—	—	37,974	29,338	—	—	29,338

Total interest and fee income	280,524	581	89,991	371,096	278,823	487	94,071	373,381
Operating lease income	—	27,079	—	27,079	—	27,490	—	27,490

Total investment income	280,524	27,660	89,991	398,175	278,823	27,977	94,071	400,871
Interest expense	134,395	10,891	82,261	227,547	132,595	11,007	89,152	232,754

Net investment income	146,129	16,769	7,730	170,628	146,228	16,970	4,919	168,117
Provision for loan losses	33,302	—	650	33,952	11,938	—	415	12,353

Net investment income after provision for loan losses	112,827	16,769	7,080	136,676	134,290	16,970	4,504	155,764

Other operating expenses	57,502	11,921	1,670	71,093	52,782	11,001	1,350	65,133

Total other income (expense)	(27,612)	856	(25,395)	(52,151)	(18,177)	(1,225)	(30,225)	(49,627)

Noncontrolling interests expense	(304)	1,458	—	1,154	(276)	1,458	—	1,182

Net income (loss) before income taxes	28,017	4,246	(19,985)	12,278	63,607	3,286	(27,071)	39,822
Income taxes	27,312	—	—	27,312	11,557	—	—	11,557

Net income (loss)	$705	$4,246	$(19,985)	$(15,034)	$52,050	$3,286	$(27,071)	$28,265

	Year Ended December 31, 2007				Year Ended December 31, 2006
			Residential	Consolidated			Residential	Consolidated
	Commercial Finance	Healthcare Net Lease	Mortgage Investment	Total	Commercial Finance	Healthcare Net Lease	Mortgage Investment	Total
Net investment income:
Interest income	$928,190	$1,362	$348,351	$1,277,903	$749,011	$—	$267,522	$1,016,533
Fee income	162,395	—	—	162,395	170,485	—	—	170,485

Total interest and fee income	1,090,585	1,362	348,351	1,440,298	919,496	—	267,522	1,187,018
Operating lease income	—	97,013	—	97,013	—	30,742	—	30,742

Total investment income	1,090,585	98,375	348,351	1,537,311	919,496	30,742	267,522	1,217,760
Interest expense	481,605	41,047	324,589	847,241	344,988	11,176	250,561	606,725

Net investment income	608,980	57,328	23,762	690,070	574,508	19,565	16,961	611,035
Provision for loan losses	77,576	—	1,065	78,641	81,211	—	351	81,562

Net investment income after provision for loan losses	531,404	57,328	22,697	611,429	493,297	19,565	16,610	529,473

Other operating expenses	220,550	41,441	6,000	267,991	193,053	14,359	8,640	216,052

Total other income (expense)	883	(369)	(75,164)	(74,650)	37,297	(2,497)	2,528	37,328

Noncontrolling interests expense	(1,037)	5,975	—	4,938	(806)	5,517	—	4,711

Net income (loss) before income taxes and cumulative effect of accounting change	312,774	9,543	(58,467)	263,850	338,347	(2,807)	10,498	346,038
Income taxes	87,563	—	—	87,563	67,132	—	—	67,132

Net income (loss) before cumulative effect of accounting change	225,211	9,543	(58,467)	176,287	271,215	(2,807)	10,498	278,906
Cumulative effect of accounting change, net of taxes	—	—	—	—	370	—	—	370

Net income (loss)	$225,211	$9,543	$(58,467)	$176,287	$271,585	$(2,807)	$10,498	$279,276

CapitalSource Fourth Quarter and Full Year 2007 – Financial Supplement
CapitalSource Inc.
Selected Financial Data
(Unaudited)

Three Months Ended
December 31,	September 30,	December 31,	Year Ended December 31,
2007	2007	2006	2007	2006
Commercial Finance Segment:

Performance ratios:
Adjusted return on average assets	3.39%	3.12%	4.89%	3.97%	5.39%
Adjusted return on average equity	18.00%	17.98%	24.91%	21.53%	27.84%
Yield on average interest earning assets	11.12%	11.31%	12.38%	11.71%	12.62%
Cost of funds	6.44%	6.41%	6.43%	6.31%	6.12%
Net finance margin	5.79%	5.93%	7.19%	6.54%	7.89%
Operating expenses as a percentage of average total assets	2.20%	2.09%	2.51%	2.31%	2.60%
Efficiency ratio (operating expenses / net investment income and other income)	48.52%	41.22%	33.42%	36.16%	31.55%

Leverage ratios:
Total debt to equity (as of period end)	4.39	x	4.48	x	4.08	x	4.39	x	4.08	x
Equity to total assets (as of period end)	18.20%	18.07%	19.47%	18.20%	19.47%

Average balances ($ in thousands):
Average loans	$9,658,941	$9,556,672	$7,511,147	$9,015,761	$6,971,908
Average assets	10,347,669	10,028,102	8,046,299	9,565,431	7,420,449
Average interest earning assets	10,005,790	9,776,439	7,699,868	9,316,088	7,284,243
Average income earning assets	10,005,790	9,776,439	7,699,868	9,316,088	7,284,243
Average borrowings	8,278,134	8,201,972	6,223,953	7,633,687	5,639,481
Average equity	1,949,243	1,741,658	1,580,770	1,765,119	1,435,559

Healthcare Net Lease Segment:

Performance ratios:
Adjusted return on average assets	4.64%	4.15%	3.75%	4.20%	2.70%
Adjusted return on average equity	14.59%	12.85%	6.92%	11.86%	3.03%
Yield on average interest earning assets	5.49%	5.26%	N/A	4.09%	N/A
Cost of funds	7.07%	7.04%	7.03%	6.87%	6.08%
Net finance margin	6.02%	6.11%	4.80%	5.84%	7.26%
Operating expenses as a percentage of average total assets	4.27%	3.92%	4.68%	4.16%	5.15%
Operating expenses (excluding direct real estate depreciation) as a percentage of average total assets	1.07%	0.74%	1.11%	0.95%	1.04%
Efficiency ratio (operating expenses / net investment income and other income)	67.64%	69.87%	75.05%	72.76%	84.12%
Efficiency ratio (operating expenses excluding direct real estate depreciation) / net investment income and other income)	16.98%	13.19%	17.77%	16.57%	16.94%

Leverage ratios:
Total debt to equity (as of period end)	1.54	x	1.53	x	1.42	x	1.54	x	1.42	x
Equity to total assets (as of period end)	36.21%	36.40%	38.49%	36.21%	38.49%

Average balances ($ in thousands):
Average assets	$1,108,478	$1,113,466	$457,096	$996,627	$278,846
Average interest earning assets	42,014	36,742	164,516	33,303	9,324
Average income earning assets	1,104,748	1,101,809	594,571	981,232	269,638
Average borrowings	611,333	619,944	234,626	597,152	183,887
Average equity	352,839	359,933	247,846	352,839	247,846

CapitalSource Fourth Quarter and Full Year 2007 – Financial Supplement
CapitalSource Inc.
Selected Financial Data
(Unaudited)

Three Months Ended
December 31,	September 30,	December 31,	Year Ended December 31,
2007	2007	2006	2007	2006
Consolidated CapitalSource Inc.:

Performance ratios:
Adjusted return on average assets	2.40%	2.19%	2.99%	2.67%	3.38%
Adjusted return on average equity	16.35%	16.20%	20.68%	18.83%	22.31%
Yield on average interest earning assets	8.98%	9.13%	9.29%	9.31%	9.80%
Cost of funds	6.08%	6.16%	6.02%	6.01%	5.79%
Net finance margin	3.88%	3.86%	4.18%	4.20%	4.94%
Operating expenses as a percentage of average total assets	1.58%	1.46%	1.60%	1.59%	1.72%
Operating expenses (excluding direct real estate depreciation) as a percentage of average total assets	1.38%	1.26%	1.48%	1.40%	1.62%
Efficiency ratio (operating expenses / net investment income and other income)	60.01%	54.97%	35.48%	43.55%	33.32%
Efficiency ratio (operating expenses excluding direct real estate depreciation) / net investment income and other income)	52.47%	47.44%	32.98%	38.35%	31.55%

Leverage ratios:
Total debt to equity (as of period end)	5.80	x	5.98	x	6.14	x	5.80	x	6.14	x
Equity to total assets (as of period end)	14.31%	14.02%	13.76%	14.31%	13.76%

Average balances ($ in thousands):
Average loans	$9,658,941	$9,556,672	$7,511,147	$9,015,761	$6,971,908
Average assets	17,884,309	17,642,856	14,541,147	16,813,814	12,594,391
Average interest earning assets	16,392,353	16,229,597	13,804,774	15,472,459	12,112,492
Average income earning assets	17,455,086	17,294,665	14,234,829	16,420,388	12,372,805
Average borrowings	14,856,622	14,980,939	12,194,417	14,105,355	10,479,447
Average equity	2,627,612	2,389,313	2,101,514	2,380,629	1,908,337

Commercial Finance & Healthcare Net Lease Segments, combined: (previously reported as Commercial Lending and Investment Segment)

Performance ratios:
Adjusted return on average assets	3.51%	3.23%	4.83%	4.00%	5.28%
Adjusted return on average equity	17.48%	17.10%	22.47%	19.97%	24.17%
Yield on average interest earning assets	11.10%	11.30%	12.12%	11.68%	12.61%
Cost of funds	6.48%	6.46%	6.46%	6.35%	6.12%
Net finance margin	5.82%	5.95%	7.01%	6.47%	7.86%
Operating expenses as a percentage of average total assets	2.40%	2.27%	2.62%	2.47%	2.69%
Operating expenses (excluding direct real estate depreciation) as a percentage of average total assets	2.10%	1.95%	2.43%	2.17%	2.54%
Efficiency ratio (operating expenses / net investment income and other income)	50.99%	44.36%	35.30%	39.13%	32.98%
Efficiency ratio (operating expenses excluding direct real estate depreciation) / net investment income and other income)	44.44%	38.15%	32.72%	34.33%	31.16%

Leverage ratios:
Total debt to equity (as of period end)	3.98	x	4.03	x	3.78	x	3.98	x	3.78	x
Equity to total assets (as of period end)	19.51%	19.46%	20.49%	19.51%	20.49%

Average balances ($ in thousands):
Average loans	$9,658,941	$9,556,672	$7,511,147	$9,015,761	$6,971,908
Average assets	11,456,147	11,141,568	8,503,395	10,562,058	7,699,324
Average interest earning assets	10,047,804	9,813,180	7,864,384	9,349,391	7,293,568
Average income earning assets	11,110,537	10,878,248	8,294,439	10,297,320	7,553,881
Average borrowings	8,889,467	8,821,916	6,458,579	8,230,839	5,823,368
Average equity	2,302,082	2,101,591	1,828,616	2,117,958	1,683,406

CapitalSource Fourth Quarter and Full Year 2007 – Financial Supplement
CapitalSource Inc.
Commercial Asset Portfolio
(Unaudited)
($ in thousands)

	December 31, 2007		September 30, 2007		December 31, 2006
Composition of portfolio by type:
Senior secured loans (1)	$5,695,167	52%	$5,456,046	51%	$4,704,166	55%
First mortgage loans (1)	2,995,048	28	3,057,652	29	2,542,222	30
Subordinate loans (1)	1,177,522	11	1,115,772	10	603,810	7
Direct real estate investments	1,017,604	9	1,031,905	10	722,303	8

Total commercial assets	$10,885,341	100%	$10,661,375	100%	$8,572,501	100%

Composition of portfolio by business:
Corporate Finance	$2,979,241	28%	$2,704,569	25%	$2,234,734	26%
Healthcare and Specialty Finance	3,952,270	36	4,115,541	39	3,498,051	41
Structured Finance	3,953,830	36	3,841,265	36	2,839,716	33

Total commercial assets	$10,885,341	100%	$10,661,375	100%	$8,572,501	100%

(1)	“Loans” include loans, loans held for sale and receivables under reverse-repurchase agreements.

CapitalSource Fourth Quarter and Full Year 2007 – Financial Supplement
CapitalSource Inc.
Credit Quality Data
(Unaudited)

	December 31, 2007	September 30, 2007	December 31, 2006
Loans 60 or more days contractually delinquent:
As a % of total Commercial Assets(1)	0.68%	0.67%	1.03%
As a % of total Commercial Loans(2)	0.75%	0.74%	1.12%

Loans on non-accrual (3) :
As a % of total Commercial Assets	1.57%	1.59%	2.14%
As a % of total Commercial Loans	1.73%	1.76%	2.34%

Impaired Loans (4) :
As a % of total Commercial Assets	2.93%	3.12%	3.28%
As a % of total Commercial Loans	3.23%	3.46%	3.58%

Total (excluding assets in multiple categories):
As a % of total Commercial Assets	3.10%	3.30%	3.76%
As a % of total Commercial Loans	3.42%	3.66%	4.11%

Allowance for Loan Loss:
As a % of total Commercial Assets	1.28%	1.05%	1.41%
As a % of total Commercial Loans	1.41%	1.16%	1.54%

Net Charge Offs (annualized):
As a % of total Average Commercial Assets	0.22%	1.04%	0.63%
As a % of total Average Commercial Loans	0.25%	1.15%	0.66%

(1)	Includes commercial loans, loans held for sale, receivables under reverse-repurchase agreements and direct real estate investments.

(2)	Includes commercial loans, loans held for sale and receivables under reverse-repurchase agreements.

(3)	Includes loans with an aggregate principal balance of $55.5 million, $21.0 million and $47.0 million as of December 31, 2007, September 30, 2007 and December 31, 2006, respectively, that were also classified as loans 60 or more days contractually delinquent.

(4)	Includes loans with an aggregate principal balance of $55.5 million, $55.1 million and $47.0 million, as of December 31, 2007, September 30, 2007 and December 31, 2006, respectively, that were also classified as loans 60 or more days contractually delinquent, and loans with an aggregate principal balance of $170.5 million, $166.4 million and $183.5 as of December 31, 2007, September 30, 2007, and December 31, 2006, respectively, that were also classified as loans on non-accrual status.